EXHIBIT (n)

                      Consents of Independent Auditors and
                 Independent Registered Public Accounting Firm



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-142494 of Ameritas Variable Separate Account V on Form N-6 of our report dated March 28, 2008, (which report expresses an unqualified opinion in accordance with accounting practices prescribed and permitted by the Insurance Department of the State of Nebraska and includes an explanatory paragraph relating to the restatement discussed in Note 20), relating to the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 7, 2008





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-142494 of Ameritas Variable Separate Account V on Form N-6 of our report dated March 6, 2008, relating to the financial statements and financial highlights of the subaccounts of Ameritas Variable Separate Account V, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 7, 2008